As filed with the Securities and Exchange Commission on June 3, 2004

Registration No. __________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASK JEEVES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3334199
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5858 Horton Street, Suite 350
Emeryville, California 94608
(Address, Including Zip Code, of Principal Executive Offices)

Ask Jeeves, Inc. 1999 Equity Incentive Plan, as amended
Ask Jeeves, Inc. 1999 Employee Stock Purchase Plan, as amended
(Full Title of the Plan(s))

Brett Robertson
Secretary and General Counsel
Ask Jeeves, Inc.
5858 Horton Street, Suite 350
Emeryville, California 94608
(510) 985-7400
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

Karen K. Dreyfus, Esq.
O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
(650) 473-2600

CALCULATION OF REGISTRATION FEE

Title Of	Amount		Proposed Maximum	Proposed Maximum	Amount Of
Securities	To Be		Offering	Aggregate Offering	Registration
To Be Registered	Registered		Price Per Share	Price	Fee

Common Stock, $.001 par value, issuable under the 1999 Equity Incentive Plan, as amended	3,000,000	(1)(2)shares	$41.37 (3)	$124,110,000 (3)	$15,725 (3)

Title Of	Amount		Proposed Maximum	Proposed Maximum	Amount Of
Securities	To Be		Offering	Aggregate Offering	Registration
To Be Registered	Registered		Price Per Share	Price	Fee
Common Stock, $.001 par value, issuable under the 1999 Employee Stock Purchase Plan, as amended	400,000	(1)(2)shares	$41.37 (3)	$16,548,000 (3)	$2,097 (3)

Totals	3,400,000	(1)(2)shares	$41.37 (3)	$140,658,000 (3)	$17,822 (3)

(1)	This Registration Statement covers, in addition to the number of shares of Ask Jeeves, Inc., a Delaware corporation (the “Company”) common stock, par value $0.001 per share (the “Common Stock”), stated above, options and other rights to purchase or acquire the shares of Common Stock covered by this Registration Statement and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the Ask Jeeves, Inc. 1999 Equity Incentive Plan, as amended, and the Ask Jeeves, Inc. 1999 Employee Stock Purchase Plan, as amended (collectively, the “Plans”), as a result of one or more adjustments under the Plans to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)	Each share is accompanied by a Preferred Stock Purchase Right pursuant to the Rights Agreement, dated as of April 26, 2001, between the Company and Fleet National Bank, N.A., as Rights Agent.

(3)	Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on June 1, 2004, as reported on the Nasdaq National Market System.

The Exhibit Index for this Registration Statement is at page 7.

EXPLANATORY NOTE

     This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plans and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

     The following documents of the Company filed with the Commission are incorporated herein by reference:

(a)	The Company’s Registration Statements on Form S-8, filed with the Commission on May 15, 2003, July 31, 2002, November 15, 2001 and October 5, 1999 (Commission File Nos. 333-105271, 333-97405, 333-73400 and 333-88435, respectively);

(b)	The Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2003, filed with the Commission on March 1, 2004 (Commission File No. 000-26521);

(c)	The Company’s Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2004, filed with the Commission on May 3, 2004 (Commission File No. 000-26521);

(d)	The Company’s Current Reports on Form 8-K, filed with the Commission on May 18, 2004 and March 5, 2004 (Commission File No. 000-26521);

(e)	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on June 28, 1999, and as subsequently amended (Commission File No. 000-26521), and any other amendment or report filed for the purpose of updating such description; and

(f)	The description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A filed with the Commission on May 10, 2001 (Commission File No. 000-26521), and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

     Not applicable.

Item 8. Exhibits

     See the attached Exhibit Index at page 7, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on May 28, 2004.

ASK JEEVES, INC.
By:	/s/ Steven Berkowitz
Steven Berkowitz
Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Steven Berkowitz and Steven J. Sordello, and each of them, acting individually and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ A. George (Skip) Battle A. George (Skip) Battle	Executive Chairman of the Board of Directors	May 28, 2004
/s/ Steven Berkowitz Steven Berkowitz	Chief Executive Officer and Director (Principal Executive Officer)	May 28, 2004
/s/ Steven J. Sordello Steven J. Sordello	Chief Financial Officer (Principal Financial Officer)	May 28, 2004
/s/ Scott T. Bauer Scott T. Bauer	Vice President and Corporate Controller (Principal Accounting Officer)	May 28, 2004
David S. Carlick	Director

Signature	Title	Date
James Casella	Director
/s/ Joshua C. Goldman Joshua C. Goldman	Director	May 28, 2004
/s/ Garrett Gruener Garrett Gruener	Director	May 28, 2004
/s/ James D. Kirsner James D. Kirsner	Director	May 28, 2004
Geoffrey Y. Yang	Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1.1	Ask Jeeves, Inc. 1999 Equity Incentive Plan (Composite Plan Document reflecting amendments through April 4, 2003). (Filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8, filed with the Commission on May 15, 2003 (Commission File No. 333-105271) and incorporated herein by this reference.)
4.1.2	Ask Jeeves, Inc. 1999 Equity Incentive Plan, Appendix A (Automatic Stock Option Grants for Eligible Directors), Amended and Restated by the Board of Directors Effective as of January 1, 2004.
4.2	Ask Jeeves, Inc. 1999 Employee Stock Purchase Plan, as Amended through May 25, 2000. (Filed as Exhibit 99.3 to the Company’s Registration Statement on Form S-8, filed with the Commission on November 15, 2001 (Commission File No. 333-73400) and incorporated herein by this reference.)
5	Opinion of O’Melveny & Myers LLP (opinion re legality).
23.1	Consent of Ernst & Young LLP (Independent Auditors).
23.2	Consent of Counsel (included in Exhibit 5).
24	Power of Attorney (included in this Registration Statement under “Signatures”).